SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 21, 2003

Date of Report

DOLE FOOD COMPANY, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-4455	99-0035300

(Commission File No.)	(IRS Employer Identification Number)

One Dole Drive
Westlake Village, California 91362

(Address of Principal Executive Offices)

(818) 879-6600

(Registrant’s Telephone Number, Including Area Code)

Item 5. OTHER EVENTS

     On November 21, 2003, the Company entered into the Third Amendment to its March 28, 2003 Credit Agreement. Attached as Exhibit 10.1 hereto is a composite document, reflecting the March 28, 2003 Credit Agreement and the First, Second and Third Amendments thereto.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

Exhibit
Number	Description

10.1	Credit Agreement, dated as of March 28, 2003, by and among DHM Holding Company, Inc., Dole Food Company, Inc. and Solvest, Ltd., as borrowers, the Lenders from time to time party to the Credit Agreement, Deutsche Bank AG New York Branch, as Administrative Agent, Banc of America Securities LLC and The Bank of Nova Scotia, as Co-Syndication Agents, Fleet National Bank and Societe Generale, as Co-Documentation Agents and Deutsche Bank Securities Inc., Banc of America Securities LLC and The Bank of Nova Scotia, as Joint Lead Arrangers and Book Runners, as amended by the First Amendment, dated as of May 29, 2003, the Second Amendment, dated as of September 24, 2003 and the Third Amendment, dated as of November 21, 2003.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: November 24, 2003

DOLE FOOD COMPANY, INC.
By:	/s/ Richard J. Dahl Richard J. Dahl Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description

10.1	Credit Agreement, dated as of March 28, 2003, by and among DHM Holding Company, Inc., Dole Food Company, Inc. and Solvest, Ltd., as borrowers, the Lenders from time to time party to the Credit Agreement, Deutsche Bank AG New York Branch, as Administrative Agent, Banc of America Securities LLC and The Bank of Nova Scotia, as Co-Syndication Agents, Fleet National Bank and Societe Generale, as Co-Documentation Agents and Deutsche Bank Securities Inc., Banc of America Securities LLC and The Bank of Nova Scotia, as Joint Lead Arrangers and Book Runners, as amended by the First Amendment, dated as of May 29, 2003, the Second Amendment, dated as of September 24, 2003 and the Third Amendment, dated as of November 21, 2003.

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